Exhibit 10.11.1

AMENDMENT NO. 1

TO

PLATINUM ENERGY SOLUTIONS, INC. 2010 OMNIBUS EQUITY INCENTIVE PLAN

WHEREAS, the Platinum Energy Solutions, Inc. 2010 Omnibus Equity Incentive Plan (the “Plan”) was adopted by each of the board of directors of Platinum Energy Solutions, Inc. (“Platinum”) and by the shareholders of Platinum on February 28, 2011, and

WHEREAS, Platinum wishes to amend the Plan, as permitted therein, to clarify certain provisions of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 3.1 is hereby amended in its entirety to read as follows:

“Subject to Sections 3.2 and 3.3, the aggregate number of Shares that may be delivered under this Plan is 1,044,817 Shares; provided that the aggregate number of Shares that may be delivered under this Plan shall be increased on July 1 of each calendar year beginning in calendar year 2012 by a number of Shares equal to 1% of the aggregate number of outstanding Shares as of such date determined on a fully diluted basis, unless the Committee should decide to increase the number of Shares available under the Plan by a lesser amount on any such date. The Shares delivered under this Plan may consist of authorized but unissued Shares, treasury Shares or issued Shares that have been reacquired by the Company on the open market or otherwise. All Awards under this Plan, other than Dividend Equivalents, shall be expressed in reference to a number of Shares. The individual limits described in this Plan shall apply without regard to whether the Awards are to be settled by the issuance or transfer of Shares or in cash. Notwithstanding anything contained herein to the contrary, in no event shall the number of Shares subject to Awards (whether an Option or other Share based Award or a combination) granted to any one Participant during any one calendar year, commencing with the 2012 calendar year, exceed 250,000, subject to adjustment in accordance with Section 3.3.”

Platinum Energy Solutions, Inc.

Date: January 19, 2012	By:	/s/ J. Clarke Legler, II
	Name:	J. Clarke Legler, II
	Title:	Chief Financial Officer and Secretary